Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2009, relating to the consolidated financial statements as of December 31, 2008 and for the years ended December 31, 2008 and 2007 of Rockville Financial, Inc. and subsidiaries, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Hartford, CT
September 16, 2010